Keefe, Bruyette & Woods Annual Community Bank Investor Conference August, 2011 Exhibit 1

Forward Looking Statements 2 This information contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," "will," "may" and words of similar meaning. These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

1956 Established as Carswell Federal Credit Union. (1 location on base) 3 History 2010 OmniAmerican Bancorp (OABC) traded on NASDAQ. (15 locations - $1.3 billion in assets)

Source: Chesapeake Energy Corporation Barnett Shale 2011 Community Report.

5 OmniAmerican Locations OmniAmerican Locations

6 Management Team Management Team

7 Strategic Plan Our Goal Grow organically through: Life-cycle marketing to our existing customer base; Develop new commercial and business lending relationships. How will we achieve this growth? By focusing on: Cross-Selling Lending Services Customer Convenience

8 Challenges Regulatory Reform Loan Demand Efficiency Ratio Name Recognition

Income(Loss) Before Taxes 9 Earnings History Net Income ($924) ($2,172) $644 $655 $1,657 $519 Earnings Per Share $.14 $.05 ($ in 000's)

10 Loan Composition Loan Composition $796.4 $707.8 $669.5 $665.7 ($ in millions)

Indirect Auto 11 Portfolio Statistics # Loans - 10,844 (56% new auto loans/44% used auto loans) Average Interest Rate - 7.44% Average Credit Score - 716 Average Loan to Value - 96% new/102% used Loans to borrowers with credit scores of <660 totaled $13.7 million (8.6% of total indirect automobile loans) Delinquencies > 30 days average .95% of portfolio Loss History 2008 2009 2010 1Q 2011* Indirect Auto .720% .957% .759% .784% *Annualized.

12 Mortgage

Commercial 13

Asset Quality 14

Investments 15

16 Deposit Composition

Regulatory Capital (Bank Only) 17

Traded on NASDAQ Symbol: OABC Thank you.